Exhibit 99.1

PRESS RELEASE

600 East Greenwich Avenue
West Warwick, Rhode Island 02893

For Immediate Release

Contact:	Albert W. Ondis	May 22, 2007
Joseph P. O'Connell
Astro-Med, Inc.
(401) 828-4000

Astro-Med Reports First Quarter Results;
Directors Declare Regular Cash Dividend

West Warwick, RI, May 22, 2007 -- Astro-Med, Inc. (NASDAQ:ALOT) reports net income of $522,000, equal to 7 cents per diluted share, on sales of $16,407,000, for the Fiscal 2008 First Quarter ended May 5, 2007. During the corresponding period of the previous year, the Company reported net income of $543,000, equal to 7 cents per diluted share, on sales of $15,642,000.

Commenting on the results, Albert W. Ondis, Chief Executive Officer, stated: "We experienced good all-around growth in the First Quarter, and we are especially pleased with the performance of our QuickLabel Systems brand label printer and consumable products, which posted a 22.7% increase in revenue and a 24% increase in new orders, compared to the First Quarter of the prior year. We are also pleased with the performance of another Astro-Med growth engine, our Astro-Med brand ruggedized products, which include our airborne cockpit printers. Revenue grew more than 17% while new orders grew by almost 50% over the prior year. Revenue from our third growth engine, Grass Technologies-brand sleep study-related products, did not meet our objectives in the quarter but we expect this product group will return to solid growth in the months ahead.

In keeping with our strategy of organic growth, the Company's QuickLabel Systems product group introduced an exciting new color label printer shortly after the end of the first quarter. Called the Zeo!, this new digital color label printer, which was developed in concert with Hewlett Packard, brings to the in-house label printing markets a color label printer for under $3,000. The Zeo! joins the Company's distinguished line-up of innovative color label printers and consumables, each targeting a specific market segment. Zeo! shipments will commence in the Second Quarter of Fiscal 2008."

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On May 21, 2007, the Directors of Astro-Med declared the regular quarterly cash dividend of 5 cents per share, payable on July 3, 2007 to shareholders of record on June 15, 2007.

The First Quarter conference call will be held on Wednesday, May 23, 2007, at 11:00 AM EDT. It will be broadcast in real time on the Internet through our website at www.astro-medinc.com. We invite you to log on and listen in or access the broadcast any time for up to five days following the event. If you would like, you can participate in the conference call by dialing in to 800-867-0448.

Astro-Med, Inc. is a leading manufacturer of high tech specialty printing systems, electronic medical instrumentation, and test and measurement instruments employed around the world in a wide range of industrial, scientific and medical applications.

ASTRO-MED, INC.

Consolidated Condensed Statements of Operations
In Thousands Except for Per Share Data
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	May 5, 2007	April 29, 2006

Net Sales	$16,407	$15,642

Gross Profit	6,846	6,276
	41.7%	40.1%
Operating Expenses:
Selling, General & Administrative	5,127	4,511
Research & Development	1,098	1,053

	6,225	5,564

Operating Income	621	712
	3.8%	4.6%

Other, Net	249	150

Income Before Taxes	870	862

Income Tax Provision	348	319

Net Income	$ 522	$ 543

Net Income Per Share - Basic	$ 0.08	$ 0.08

Net Income Per Share - Diluted	$ 0.07	$ 0.07

Weighted Average Number of Common Shares - Basic	6,832	6,738
Weighted Average Number of Common Shares - Diluted	7,570	7,335
Dividends Declared Per Common Share	$ 0.05	$ 0.05

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Selected Balance Sheet Data
In Thousands

	As of	As of
	May 5, 2007	January 31, 2007

	(Uaudited)

Cash & Marketable Securities	$16,506	$16,930 (2)

Current Assets	$43,569	$44,168

Total Assets	$57,295	$58,001

Current Liabilities (1)	$ 8,121	$ 9,874

Shareholders' Equity (2)	$46,964	$45,958

(1)

The Company is evaluating the impact, if any, on its Balance Sheet from the adoption of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes: an interpretation of FASB Statement No. 109" as of February 1, 2007. The Company will reach a final disposition prior to the filing of the Form 10-Q for the quarter ended May 5, 2007.

(2)	Excludes $3,200,000 of cash and marketable securities earmarked for long term investment in real estate.

Safe Harbor Statement

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Factors that could affect these results include those mentioned in Astro-Med's FY2007 annual report and its annual and quarterly filings with the Securities and Exchange Commission.

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